UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October  18, 2006

Arrow Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

0-12507

22-2448962

(Commission File Number)

(IRS Employer Identification No.)

250 Glen Street, Glens Falls, NY

12801

(Address of Principal Executive Offices)

(Zip Code)

(518) 745-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)

On October 18, 2006, the Registrant announced that John J. Murphy, long-time Chief Financial Officer and Executive Vice President of Arrow Financial and its principal subsidiary, Glens Falls National Bank and Trust Company, would be stepping down from those positions and retiring, effective December 31, 2006.  The Registrant also announced that it had entered into a memorandum of understanding with Mr. Murphy under which he will continue to serve as a consultant to the Registrant for at least one year after retirement, subject to the parties reaching definitive agreement on the extent of services to be rendered and appropriate compensation.

(b)

Simultaneously, the Registrant announced that Terry R. Goodemote, CPA, age 43, would be promoted to the position of Chief Financial Officer of Arrow Financial and Glens Falls National Bank effective January 1, 2007.  Mr. Goodemote has been with the Registrant since 1992, and has served as Senior Vice President and Division Head of the Accounting Division of the Glens Falls National Bank and Trust Company since October, 2005.  Prior to joining the Registrant, Mr. Goodemote served as the Audit and Accounting Manager for a regional accounting firm located in Glens Falls, New York  The Registrant and Mr. Goodemote have not yet entered into any employment agreement or arrangement regarding his new position.

A copy of the Registrant’s press release announcing the above-described changes in management is attached hereto as Exhibit 99.

Item 9.01

Financial Statements and Exhibits

Exhibits:

Exhibit No

Description

Exhibit 99

Arrow Financial Corporation press release dated October 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date: October 18, 2006

By: ______/s/ John J. Murphy

John J. Murphy

Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

Exhibit 99

Arrow Financial Corporation press release dated October 18, 2006.